EXHIBIT 10.2
FIRST AMENDMENT TO THE
HEICO SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2012)

THIS FIRST AMENDMENT (the “Amendment”) to the HEICO Savings and Investment Plan, as amended and restated effective January 1, 2012 (the “Plan”) is made by HEICO Corporation, a Florida corporation (the “Company”) as follows.

W I T N E S S E T H:
WHEREAS, the Company maintains the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended; and

WHEREAS, pursuant to Section 15.01 of the Plan, the Company has the power to amend the Plan; and

WHEREAS, the Company wishes to amend the Plan to bring the Plan up to date with the changes in the law made by the hardship distribution provisions in amended Treas. Reg. §1.401(k)-1, the “Setting Every Community Up for Retirement Enhancement” Act (SECURE Act), part of the Further Consolidated Appropriations Act, 2020 (H.R. 1865, P.L. 116-94), the Coronavirus Aid, Relief and Economic Security (CARES) Act, P.L. 116-136; H.R. 748, and to also clarify when Matching Contributions do not apply to Catch-Up Contributions;

NOW, THEREFORE, unless as otherwise specified the Plan shall be amended effective as of effective January 1, 2020 as follows:
1.Section 2.21 definition of “Eligible Employee” is amended effective January 1, 2021 by adding a new subsection (e) as follows:
(e)Notwithstanding the foregoing, any Employee, including any temporary, seasonal or occasional employee of an Employer, who completes 3 consecutive 12-month periods, beginning on or after January 1, 2021, during each of which the Employee has at least 500 Hours of Service, shall be an Eligible Employee solely for purposes of making Elective Deferral Contributions and Catch-Up Contributions. Each such Employee must meet the other rules of this Section in order to be an Eligible Employee for purposes of receiving Employer Contributions. However, each 12-month period for which such Employee has at least 500 Hours of Service shall be treated as a Year of Service for vesting purposes of Employer Contributions made to the Participant’s Employer Accounts in the future.

2.Subsection (d) “Classification; No Matching Contributions.” of Section 4.03 “Catch-Up Contributions.” is hereby amended effective immediately to clarify no Matching Contributions are made on Catch-Up Contributions so that it reads as follows:
(d)Classification; No Matching Contributions. For purposes of this Plan, except as provided in this Section 4.03, Catch-Up Contributions shall be considered Elective Deferral Contributions and shall be allocated to a Participant’s Elective Deferral Account. Notwithstanding the foregoing, Catch-Up Contributions shall not be considered Elective Deferral Contributions for purposes of allocating Employer Matching Contributions as provided in Section 4.04(a) of this Plan to the extent that such Elective Deferrals exceeds an applicable limit that is the statutory limit, as that term is defined in Treasury Regulation Section 1.414(v)-1(b)(i).

3.Section 9.01 “Hardship Withdrawals.” is hereby amended in its entirety to read as follows:
9.01Hardship Withdrawals.    A Participant may apply in writing to the Administrator for a hardship withdrawal of part or all of his Elective Deferral Contributions Account (other than earnings credited to his Elective Deferral Contributions Account on or after January 1, 1989). The Administrator, in its discretion, and in accordance with the provisions of this Section 9.01, shall determine whether a withdrawal of part or all of such account is necessary to alleviate the hardship. For purposes of Section 9.01(a), a distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the participant as determined in accordance with Section 9.01(a) below, and is necessary to satisfy such financial need as determined in accordance with Section 9.01(b) below. Effective for distributions made on or after January 1, 2020, the Participant must represent (in writing or by an electronic medium) that the Participant has insufficient cash or other liquid assets to satisfy the financial need. The determination by the Administrator of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made in a non-discriminatory and consistent manner. The determination of hardship by the Administrator shall be final and binding.
(a)A distribution will be deemed to be made on account of an immediate and heavy financial need of the participant only if the distribution is on account of the financial needs described in this Section 9.01(a), in which case the Administrator may reasonably rely upon the participant’s representation that the financial need is on account of:
(1)    Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)    Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
(3)    Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) and such expenses of the Participant’s primary beneficiary under the Plan (as defined below);
(4)    Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;
(5)    Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and without regard to Code Section 152(d)(1)(B)) and such expenses of the Participant’s primary beneficiary under the Plan (as defined below);
(6)    Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(7)    Expenses and losses (including loss of income) incurred by the employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Employee's principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster, effective for distributions made on or after January 1, 2021.
A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. There shall be no reduction in the maximum amount of Elective Deferral Contributions that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Employer. A Participant’s “primary beneficiary under the Plan” is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

(b)A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:
(1)the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to satisfy applicable federal, state and local income taxes, excise taxes and penalty taxes which may be reasonably anticipated to result from the distribution;
(2)the Participant has obtained all distributions (including distributions currently available to the Participant as provided for in Section 12.09), other than hardship distributions, and for distributions made prior to January 1, 2019 all non-taxable loans currently available under all plans maintained by the Employer; and
(3)for distributions made prior to January 1, 2019, the Participant does not make a contribution to this Plan or to any other plan of deferred compensation contrary to the provisions of Section 9.02.

4.Section 9.02 “Suspension of Contributions Due to Hardship Withdrawal.” is hereby amended in its entirety to read as follows:
9.02Suspension of Contributions Due to Hardship Withdrawal.    For distributions made prior to January 1, 2019, if a Participant receives a hardship withdrawal, such Participant shall not be permitted to make:
(a)Elective Deferrals for the six-month period following the date of receipt of the hardship withdrawal; and
(b)Contributions to any other qualified or nonqualified plan of deferred compensation maintained by the Employer including, but not limited to, stock option plans and stock purchase plans for the six-month period following the date of receipt of the hardship withdrawal.
The Plan will discontinue any remaining portion of the suspension period for hardship distributions made prior to January 1, 2019.

5.Article 9 “IN-SERVICE WITHDRAWALS” is hereby amended effective as of April 1, 2020 by adding a new Section 9.03 called “CARES Act” to read as follows:
9.03CARES Act.
(a)Coronavirus-Related Distributions. Effective as of April 1, 2020, a Qualified Individual may take one or more Coronavirus-Related Distributions. A “Coronavirus-Related Distribution” means a distribution to a Qualified Individual during the period beginning January 1, 2020 and ending December 30, 2020. The total amount of Coronavirus-Related Distributions to a Qualified Individual from all plans maintained by the Employer, or any related employer described in Code Sections 414(b), (c), (m), or (o), shall not exceed $100,000. The Coronavirus-Related Distributions from the Plan to a Qualified Individual will not exceed the amount of the individual’s vested account balance or the present value of the individual’s vested accrued benefit.
(b)Repayment of distribution. A Participant who receives a Coronavirus-Related Distribution (from this Plan and/or another eligible retirement plan as defined in Code Section 402(c)(8)(B)), at any time during the 3-year period beginning on the day after receipt of the distribution, may make one or more contributions to the Plan, as Rollover Contributions, in an aggregate amount not to exceed the amount of such distribution.
(c)Qualified Individual. For purposes of this Section and Section 11.05, a “Qualified Individual” means any individual who meets one or more of the criteria described in paragraphs (1), (2), (3), or (4). Participants, alternate payees and beneficiaries of deceased participants can be treated as Qualified Individuals. The Plan Administrator may rely on an individual's certification that the individual satisfies a condition to be a Qualified Individual unless the Plan Administrator has actual knowledge to the contrary. In applying the criteria, "COVID-19" means either the virus SARS-CoV-2 or coronavirus disease 2019; "an approved test" means a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act); and a "member of the individual's household" means someone who shares the individual's principal residence. The criteria are as follows:
(1)The individual was diagnosed with COVID-19 by an approved test;
(2)The individual's spouse or dependent (as defined in Code Section 152) was diagnosed with COVID-19 by an approved test;

(3)The individual has experienced adverse financial consequences because: (a) the individual or the individual's spouse, or a member of the individual's household was quarantined, furloughed or laid off, or had work hours reduced due to COVID-19; (b) the individual, the individual's spouse, or a member of the individual's household was unable to work due to lack of childcare due to COVID-19; (c) A business owned or operated by the individual, the individual's spouse, or a member of the individual's household closed or reduced hours due to COVID-19; or (d) the individual, the individual's spouse, or a member of the individual's household had a reduction in pay (or self-employment income) due to COVID-19 or had a job offer rescinded or start date for a job delayed due to COVID-19; or
(4)The individual satisfies any other criteria determined by the Treasury or the IRS.

6.Section 10.06 “Minimum Distribution Requirements” is hereby amended in its entirety to read as follows:
10.06Minimum Distribution Requirements.
(a)General Rules
(1)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section 10.06 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
(2)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 10.06, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
(b)Time and Manner of Distribution.
(1)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date. For purposes of this Section:
(i)    The term “required beginning date” of a Participant is the later of the first day of April of the calendar year following: (A) the calendar year in which the Participant attains age 70½ (for Participants born before July 1, 1949) or age 72 (for Participants born after June 30, 1949), or (B) the calendar year in which the Participant retires if the Participant is not a 5–percent owner of the Employer.
(ii)    The “required beginning date” for a Participant who is a 5-percent Owner (as defined in Code Section 401(a)(9)) shall not be later than April 1 of the calendar year following the calendar year in which the participant attains age 70½ (for Participants born before July 1, 1949) or age 72 (for Participants born after June 30, 1949).
(iii)    Once distributions have begun to a 5–percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5–percent owner in a subsequent year.
(2)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½ (for Participants born before July 1, 1949) or age 72 (for Participants born after June 30, 1949), if later.
(ii)    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)    If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.06(b)(2), other than Section 10.06(b)(2)(i), will apply as if the surviving spouse was the Participant.
For purposes of this Section 10.06(b) and Section 10.06(d) unless Section 10.06(b)(2)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 10.06(b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.06(b)(2)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 10.06(b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.
(3)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.06(c) and 10.06(d) of the Plan. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.
(c)Required Minimum Distributions During Participant’s Lifetime.
(1)    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(i)    the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(ii)    if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury

Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(2)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.06(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(d)Required Minimum Distributions After Participant’s Death. For distributions with respect to Participants who die before January 1, 2020:
(1)    Death On or After Date Distributions Begin.
(i)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(A)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(e)Death Before Date Distributions Begin. For distributions with respect to Participants who die before January 1, 2020:
(1)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 10.06(d)(1).
(2)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(3)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.06(b)(2), this Section 10.06(e)(3) will apply as if the surviving spouse were the Participant.

(f)Notwithstanding the foregoing provisions of this Section 10.06, if the total value of a Participant’s vested Accounts to be distributed is less than or equal to $1,000, determined any time on or after the Participant’s Termination Date, the Participant’s vested Account balance shall be distributed in a lump sum payment as soon as administratively feasible in accordance with Section 10.02(c)(1).
(g)2009 Required Minimum Distributions. Notwithstanding the foregoing provisions of this Section 10.06, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (the “2009 required minimum distributions”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 required minimum distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 required minimum distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.
(h)2020 Required Minimum Distributions. Notwithstanding the foregoing provisions of Section 10.06, a Participant or Beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a participant with a required beginning date of April 1, 2021) but for the enactment of section 401(a)(9)(I) of the Code (2020 RMDs), and who would have satisfied that requirement by receiving distributions that are either (1) equal to the 2020 RMDs, or (2) one or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a period of at least 10 years (Extended 2020 RMDs), will not receive those distributions unless the Participant or Beneficiary chooses to receive the distribution. In addition, and solely for purposes of applying the direct rollover provisions of the plan, the 2020 RMDs and Extended 2020 RMDs will be treated as eligible rollover distributions.
(i)Distribution on Account of Death. Notwithstanding the foregoing provisions of Section 10.06(d) and Section 10.06(e), for distributions with respect to Participants who die after December 31, 2019, regardless of whether before or after distribution has begun, a Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the tenth anniversary of the Participant's death unless the designated beneficiary meets the requirements of an "eligible designated beneficiary". An "eligible designated beneficiary" may receive distributions over the life of such designated beneficiary. If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. An "eligible designated beneficiary" is defined as any designated beneficiary who is: (i) the surviving spouse of the Participant; (ii) a minor child of the Participant; (iii) disabled; (iv) a chronically ill individual; or (v) an individual who is not more than 10 years younger than the Participant. The determination of whether a designated beneficiary is an "eligible designated beneficiary" shall be made as of the date of death of the Participant. If an "eligible designated beneficiary" dies before the portion of the Participant's interest is entirely distributed, the remainder of such portion shall be distributed within 10 years after the death of such "eligible designated beneficiary".

7.Article 11 “LOANS” is hereby amended effective as of April 17, 2020 by adding a new Section 11.05 called “CARES Act Loan Provisions” to read as follows:
11.05CARES Act Loan Provisions.
(a)Increased loan limit. Notwithstanding the loan limitation that otherwise would apply, the Plan will determine the loan limit under Code Section 72(p)(2)(A) for a loan to a Qualified Individual (as defined in Section 9.03(c)), made during the period beginning April 17, 2020 and ending September 22, 2020, by substituting “$100,000” for “$50,000,” and by substituting “100% of the present value of the nonforfeitable accrued benefit of the employee under the Plan” for “50% of the combined current value of the Participant’s Elective Deferral Account, Rollover Contributions Account and the vested portion of Employer Accounts”. A Participant may take one additional loan under this provision regardless of the number of existing loans the Participant has outstanding.
(b)Extension of certain repayments. If a Qualified Individual has an outstanding loan from the Plan on or after April 17, 2020, then: (1) if the date for any repayment of such loan occurs during the Suspension Period, the due date is extended for the Extension Period; (2) the due date of the loan will be extended by the Extension Period; (3) the Plan will adjust any subsequent repayments to reflect the extension of the due date and any interest accrued during the Suspension Period; and (4) the Plan will disregard the Extension Period in determining the 5-year period and the loan term under Code Sections 72(p)(2)(B) or (C). The Suspension Period will begin April 17, 2020 and end December 31, 2020. The Extension Period will be one year. The provisions of this Section will be applied in accordance with Section 5.B. of IRS Notice

2050-50, or any subsequent applicable guidance, and the adjustment described in (3) may reflect the “safe harbor” described therein.

8.In all other respects, the Plan shall remain unchanged by the Amendment.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on the 10th day of December, 2020.
HEICO Corporation, a Florida corporation
By: /s/ CARLOS L. MACAU, JR.
Name: Carlos L. Macau, Jr.
Title: Executive Vice President / CFO / Treasurer